GENERAL TERMS AGREEMENT

This General Terms Agreement (hereinafter referred to as the “Agreement”), is entered into this 15th day of April, 2013 between OCEAN THERMAL ENERGY CAYMAN LTD, a Cayman Islands Company having its registered office at P.O. Box 268, Grand Cayman, KY1-1104 Cayman Islands (hereinafter referred to as “OTE”, which term shall include its successors, assigns and affiliated companies), and OCEAN ENERGY LTD, a Cayman Islands Company having its registered office at P.O. Box 10335, Grand Cayman, KY1-1003, Cayman Islands (hereinafter referred to as “OEL”, which term shall include its successors and assigns).

RECITALS

WHEREAS, OTE intends to design, engineer, construct, finance, own, operate and maintain Ocean Thermal Energy Conversion (“OTEC”) and Seawater District Cooling (“SDC”) facilities in the Cayman Islands (hereinafter referred to as the “Cayman Venture”); and

WHEREAS, the parties shall enter into a specific “Task Order” with respect to each project relating to the Cayman Venture (hereinafter “Project”). Such Task Order shall be reduced to writing, executed in the same manner as this Agreement and shall set forth the terms of each Project, including, without limiting the generality of the foregoing, the design, engineering, construction, financing, ownership, operation and/or maintenance of the Project.

WHEREAS, OEL has unique expertise, resources and relationships in the Cayman Islands that would be beneficial to OTE with regard to the Projects; and

WHEREAS, the Parties further desire to provide for joint ownership for each Project through equity participation, as may be stated in the Task Order specific to the Project;

NOW THEREFORE, in consideration of the mutual covenants and promises herein set forth, the Parties agree as follows:

1.             Relationship of the Parties

The Parties agree to deal with each other on an entirely exclusive basis on the Cayman Venture and all related Projects as defined by specific Task Orders. In order to give OEL adequate assurance and comfort, OTE explicitly agrees not to deal with Dart Enterprises, Ltd. or any affiliate thereof. Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of the Parties except as may be provided for in the Task Order for the Project. Each such Task Order shall be negotiated and agreed to by the Parties and shall relate to a specific off-take agreement and also address the creation of Project-specific special purpose entities (“SPEs”), the terms of joint equity participation therein and the other matters referred to in the recitals above.

2.             Proposal Preparation

The Parties shall support each other, on an exclusive basis, during the Cayman Venture and all related Project proposal efforts. Such support shall include, but is not necessarily limited to, interaction with end-user customers and preparation of proposed off-take agreements and response to questions from relevant third parties. In support of such proposals (“Proposals”), the Parties shall provide each other, when requested, technical and pricing data as may be required by the requesting Party and/or the intended end-user, in sufficient detail to negotiate a Task Order.

3.             Marketing

The Parties will cooperate in the conduct of marketing activities related to the Proposals and agree to provide such complementary marketing support as reasonably requested. Neither Party shall make any presentation directly to an end-user without the consent of the other Party.

4.             Costs

Each Party will bear its own expenses, costs, risks and liabilities arising out of the making of Proposals and any other efforts performed under this Agreement and neither will make any claim or charges against the other, except to the extent that any of the foregoing may be recovered as development costs attributable to a specific Project, which shall be addressed in a Task Order.

5.             Non-Limiting Agreement

Nothing herein shall be deemed to restrict either Party from offering, licensing, transferring or selling to any other party any goods or services that it may regularly offer, license, transfer or sell to other parties, except for Projects, as that term is defined in this Agreement.

6.             Proprietary Information

(a)
During the course of this Agreement either Party may exchange or disclose to the other information and data either in written or electronic format or orally which it considers to be proprietary (“Proprietary Information”). Proprietary Information disclosed orally shall be reduced to writing by the disclosing Party as soon as possible after disclosure. If the Proprietary Information reduced to writing is conspicuously identified by the disclosing Party as proprietary by an appropriate stamp or legend thereon and is transmitted in writing or in other tangible, retainable form, the recipient Party agrees that it will use the same only in connection with the Projects contemplated by this Agreement, and the performance of any resultant Task Orders to the extent set forth in such Task Orders, and that it will not disclose the same to third parties without the written consent of the disclosing Party; provided, however, that the recipient Party shall not be liable for any disclosure of such Proprietary Information to others:

(1)	if the recipient Party has utilized the same degree of care in protecting the Proprietary Information as would be utilized in connection with protecting its own proprietary information;

(2)           after three years from the termination date of this Agreement;

(3)	if the Proprietary Information is within, or later falls within, the public domain through no fault of recipient Party;

(4)
if the Proprietary Information is in possession of the recipient Party, its divisions, subsidiaries, parent or affiliates without restriction on disclosure as substantiated by documentation dated prior to the disclosure thereof by the disclosing Party;

(5)	if the Proprietary Information is legally obtainable without restriction from another source;

(6)	if the Proprietary Information is not identified as being proprietary as required under the terms of this Agreement;

(7)	if the Proprietary Information has been or later is disclosed by the disclosing Party to others on an unrestricted basis;

(8)
if the receiving Party reasonably believes, based on advice from legal counsel, that it is required to disclose the Proprietary Information in order to comply with applicable law, rule, regulation, or court order or other compulsory process of a court or other governmental body. In such case, the receiving Party shall promptly notify the disclosing Party, in writing, of its intent to disclose the Proprietary Information, if it reasonably believes, based on the advice of legal counsel, that it can do so without violating the applicable law, rule, regulation, or court order or other compulsory process of a court or other governmental body, so that the disclosing Party can take such action as it deems appropriate to protect its Proprietary Information.

(b)	Each Party agrees that all Proprietary Information marked as such in accordance with this Agreement:

(1)
will be disclosed only to personnel of the recipient Party having a “need to know” in connection with performance of effort within the intent and provisions of this Agreement and to the Client or an authorized representative thereof in the performance by either Party of its portion of the Project; provided, however, that any Proprietary Information proprietary to either Party which is disclosed under this provision by the other Party to the Client shall be marked with a stamp or legend as is appropriate and permissible under applicable laws and regulations;

(2)
if reproduced in whole or in part in accordance with this Agreement, will carry a proprietary mark or legend at least similar to that with which the information is disclosed to the recipient Party, except as provided in Item (1) of this subparagraph (b) relative to information disclosed to the Client.

(c)
Except as provided in the Rights in Inventions clause of this Agreement, engineering data jointly developed for the purpose of a Proposal shall be the sole property of OTE and shall be considered a “work for hire.”

(d)	The obligations of this Proprietary Information clause shall survive any termination of this Agreement pursuant to Termination clause herein.

(e)
Neither this Agreement nor any disclosure of Proprietary Information hereunder shall be construed to grant either Party any right, license or immunity from suit for infringement, either directly or by implication, estoppel, or otherwise in or under any issued, pending, or after-acquired patent, copyright or patent application or proprietary technical information of the other Party except as expressly recited herein; provided, however, that each Party hereby grants to the other Party an immunity from suit for enabling such other Party to perform its obligations under the activity contemplated by this Agreement and the performance of resultant contracts, to the extent set forth in such contracts.

(f)
Such Proprietary Information as may be disclosed or exchanged by the respective Parties under this Agreement shall not constitute any representation, warranty, assurance, guarantee, or inducement by either Party to the other with respect to the infringement of any patent or other proprietary right owned or controlled by any third party and nothing in this Agreement shall be construed as a warranty, or representation of any kind with respect to the content or accuracy of Proprietary Information disclosed or exchanged by the Parties under this Agreement.

(g)	This Proprietary Information clause shall not apply to any data, information or technology developed by the receiving Party independently from the Proprietary Information governed by this clause.

(h)
Each Party agrees to adhere to any applicable US and foreign export control laws and regulations and shall not export or re-export any technical data or products received or the direct product of such technical data except in compliance with the applicable export control laws of the US Government International Traffic in Arms Regulations (ITAR) and/or the Export Administration Regulations (EAR).

(i)
Should a Party need to provide Proprietary Information to the Client, that Party will negotiate and enter into a Non-Disclosure Agreement with the Client that contains the provisions of this Proprietary Information clause.

7.             Rights in Inventions

(a)
Any invention jointly conceived or jointly first actually reduced to practice by employee(s) of both Parties hereto in the course of this activity (“Joint Invention”) shall be the sole property of OTE and shall be considered a “work for hire.” If both Parties develop the Joint Invention using either Party’s or both Parties’ Proprietary Information, then each Party grants the other Party a perpetual, royalty-free, non-exclusive, non-transferable license to use the licensing Party’s Proprietary Information and Joint Invention for the Project. The Parties shall use and protect such Inventions only in accordance with the provisions of subparagraph (c) of the Proprietary Information clause of this Agreement. The filing of patent applications on such Joint Inventions shall be at OTE’s sole discretion with expenses for such filing, subsequent prosecution and any taxes and fees being at OTE’s sole expense. Compliance with regulations with respect to any country in which an application is filed shall be borne by the Party so filing.

(b)
Inventions conceived in the course of a Proposal effort by employee(s) of OEL only shall also be considered “works for hire.” As such, OTE shall have the entire right, title and interest in such inventions and the exclusive right to file patent applications thereon in its own name, subject to royalty-free, nonexclusive and irrevocable license (without the right to grant sublicenses) to OEL to use the inventions only in the Projects contemplated by this Agreement and the performance of any resultant Task Order(s) to the extent set forth in such Task Order(s).

8.             Publicity

Except as may be required by applicable law or regulation, courts of competent jurisdiction, to meet credit and financing arrangements or as required or appropriate in the reasonable judgment of either Party to satisfy the disclosure requirement of any securities laws or regulations, no publicity or advertising shall be released by OEL in connection with this Agreement nor any Project contemplated hereby without the prior written approval of OTE. Neither Party, however, shall be precluded from revealing to an end user the existence and contents of this Agreement. In the event of any Task Order under this Agreement, OEL shall not make any releases for publication in media intended for public circulation without OTE’s prior approval thereof. In all cases where the prior approval of OTE is not required, OEL shall provide OTE prior notice of any such disclosure as well as a copy of what will be disclosed.

9.             Independent Contractors

Each Party hereto shall act as an independent contractor, and this Agreement shall not constitute, create, give effect to or otherwise recognize a joint venture, pooling arrangement, partnership, or formal business organization of any kind. No relationship, other than that created by and set forth in this Agreement, shall be intended or established by any reference to the Parties operating as a “Team” or as “Team Members.”

10.           Termination

This Agreement and all rights and duties hereunder, except those in the Proprietary Information clause herein, shall terminate upon the happening of the earliest of any of the following:

(a)           Mutual agreement in writing of the Parties hereto;

(b)	Expiration of a period of thirty-six (36) months from the effective date of this Agreement, unless the term of an executed Task Order has not yet expired and then only with respect to that Task Order;

(c)
Failure of the Parties to enter into a Task Order after negotiating in good faith for a reasonable time, provided that either Party gives the other Party thirty (30) days written notice of its intention to terminate; or

(d)	Breach by either Party of the United States Foreign Corrupt Practices Act or and the United Kingdom Bribery Act.

11.           Entire Agreement

This Agreement contains the entire Agreement of the Parties and supersedes any previous understanding, commitments or agreements, oral or written, with respect to the subject matter hereof.

12.           Modifications

This Agreement may be modified from time to time by the mutual written consent of the Parties.

13            Assignment

Neither Party hereto will assign its rights or delegate its duties hereunder without the express prior written consent of the other Party and any attempted assignment of rights or delegation of duties in contravention of this Article shall be void and of no effect.

14.           Severability

Each provision of this Agreement is severable. If any is declared void, illegal or unenforceable, the remaining paragraphs shall retain their full force and effect.

15.           Applicable Law

This Agreement and the interpretation thereof shall be governed by the laws of the Cayman Islands, excluding its choice of law provisions. It is further understood that activity under this Agreement is subject to Cayman Islands government approval of OTE’s local companies control law license.

16.           Counterparts

This Agreement may be signed in more than one counterpart, which counterparts, when taken together, shall constitute this Agreement.

17.           Notices

A notice under this Agreement shall be in writing and shall be delivered by: (a) hand delivery to the address stated in this Agreement, or such other address as may be notified to the other Party; (b) electronic transmission to the e-mail address provided for such purpose to the other Party; or (c) facsimile transmission to such telephone number as may be provided for that purpose to the other Party. A notice given in one or more of the aforementioned ways shall be deemed to have been delivered on the date of receipt, if a business day; if not a business day, on the first business day immediately following.

18.           Jurisdiction

The courts of the Cayman Islands shall have exclusive jurisdiction to adjudicate any and all disputes arising out of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed effective as of the day and year above provided.

OCEAN ENERGY LTD

Signature: /s/ Gene Thompson
Name: Gene Thompson
Title: Director
Date: 4/15/2013

OCEAN THERMAL ENERGY CAYMAN LTD

Signature: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Chief Executive Officer
Date: 4/15/2013